Exhibit 3.1027
ARTICLES OF INCORPORATION
OF
WOODLAKE SANITARY SERVICE, INC.
     WE, the undersigned, of full age, for the purpose of forming a corporation under and pursuant to the provisions of Chapter 300 of the Laws of Minnesota, 1933, known as the Minnesota Business Corporation Act, and laws amendatory thereof and supplementary thereto, do hereby associate ourselves as a body corporate and adopt the following Articles of In- corporation.
ARTICLE I
     The name of this corporation shall be Woodlake Sanitary Service, Inc..
ARTICLE II
     The general nature of the business of said corporation shall be the owning, operating and conducting of a garbage collection and dis- posal and all matters incidental thereto, and the general moving and hauling business and all matters incidental thereto.
ARTICLE III
     The principal place for the transaction of its business shall be in the City of Richfield, Minnesota. The location and post office address of its registered office in this state is 6611 Knox Avenue South.
ARTICLE IV
     This corporation shall commence on the 20th day of July, 1948, and continue thereafter perpetually as provided by the laws of the state of Minnesota.
ARTICLE V
     The name and post office address of each of the incorporators is:

Name	Post Office Address
Ed Drury	6611 Knox Avenue South
Francis T. Ryan	447 Mc Knight Building
John T. Kain	447 Mc Knight Building
all of whom are residents of said County of Hennepin, state of Minnesota.

ARTICLE VI
     The management of this corporation shall be vested in a board of not less than three or more than five directors, as may be fixed by the By-Laws. The directors shall be elected at the annual meeting of the stockholders, to be held at the general office of this corporation in said City of Richfield, on the 23d day of July, at one o’clock p.m. each year, and until such election the directors of said corporation shall be the said Ed Drury,
ARTICLE VII
     The amount of stated capital with which this corporation will begin business is Twenty - five Hundred ($2,500.00) Dollars.
ARTICLE VIII
     The total authorized number of shaes of par value is Two Hundred Fifty (250) the par value of each share is One Hundred ($100.00) Dollars.
     The total authorized number of shares without par value is none.
ARTICLE IX
     The description of the classes of shares, with the number of shares in each class, and the relative rights, voting power, preferences and restrictions are as follows: 250 shares of $100.00 par voting common stock.
ARTICLE X
     The highest amount of indebtedness to which this corporation shall at any time be subject shall be Fifty Thousand ($50,000.00) Dollars.
ARTICLE XI
     At all meetings of the stockholder, cumulative voting shall be allowed, as provided by Section 25 of Chapter 300 of the Laws of Minnesota 1933, known as the Minnesota Business Corporation Act, and each stockholder may vote by written proxy.
ARTICLE XII
     The annual meeting of the Board of Directors shall be held immediately following the annual meeting of the stockholder, and at the same place. Executive officers of this corporation are to be a president, vice-president, secretaryand treasurer.

     The office of any two may be held by the same person, except that of president and vice-president.
     Such executive officers shall be elected by the Board of Directors at each annual meeting held as aforesaid. The Board of Directors shall have the power to fill any vacancy in the Board of Directors or in any other office.
ARTICLE XIII
     Directors and all other officers of this corporation shall serve without compensation, unless expressly otherwise provided by the majority vote of the Board of Directors.
ARTICLE XIV
     The first meeting of the incorpoators and directors, for the purpose of organizing and adopting by-laws and election of executive officers shall be held at 6611 Knox Avenue inthe City of Richfield, on the 23d day of July, 1948 at one 0’clock p.m..
     IN TESTIMONY WHEREOF, we have hereunto set our hands and seals to the hereto attached Articles of Incorporation this 20th day of July, 1948.
     In the Presence of

/s/ Edward Drury

[ILLEGIBLE]	/s/ Francis T. Ryan

[ILLEGIBLE]	/s/ John T. Kain

STATE OF MINNESOTA	)
	(	ss.
COUNTY OF HENNEPIN	)
     On this 20th day of July, 1948, personally appeared before me Francis T. Ryan, John T. Kain and Ed Drury, to me known to be the persons named in and who exeucted the foregoing Articles’ of Incorporation and each acknowledged this to be of his own free act and deed for the uses and purposes therein expressed.

[ILLEGIBLE]	[SEAL]

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
OF WOODLAKE SANITARY SERVICE, INC.
     We, the undersigned, Edward Drury and Barbara Drury, respectively the President and Secretary of Woodlake Sanitary Service, Inc., a corporation subject to the provisions of Chapter 301, known as the Minnesota Business Corporation Act, do hereby certify that at the annual meeting of the shareholders of said corporation, notice of said meeting having been duly waived in writing by each shareholder of the corporation, held at the registered office of the corporation on July 19, 1967, the resolution as hereinafter set forth was adopted by unanimous vote and consent of the holders of all of the issued and outstanding capital stock of the corporation:
“RESOLVED, that Article VIII of the Articles of Incorporation of Woodlake Sanitary Service, Inc. be and the same hereby is amended to read as follows:
ARTICLE VIII
The total authorized capital of the corporation shall be One Hundred Thirty Thousand Dollars ($130, 000. 00), all of which shall be of one class designated as common stock and shall be divided into one thousand three hundred (1, 300) shares at a par value of One Hundred Dollars ($100.00) per share. The Board of Directors shall have authority in their discretion to issue stock for such amounts and for such consideration as they deem to be in the best interest of the corporation.
FURTHER RESOLVED, that Article IX of the Articles of Incorporation of Woodlake Sanitary Service, Inc. be and the same hereby is amended to conform to Article VIII as amended above, as follows:
ARTICLE IX
The description of the classes of shares, with the number of shares in each class, and the relative rates, voting power, preferences and restrictions are as follows: one thousand three hundred (1, 300) shares of One Hundred Dollar ($100.00) par voting common stock.

FURTHER RESOLVED, that the President and Secretary of this corporation be and they hereby are authorized and directed to make, execute and acknowledge a certificate under the corporate seal of this corporation, embracing the foregoing resolution, and to cause such certificate to be filed for record in the manner required by law.”
     IN WITNESS WHEREOF, we have subscribed our names and caused the corporate seal of said corporation to be hereto affixed this 19th day of July, 1967.

/s/ Edward Drury Edward Drury, President
In presence of:

[ILLEGIBLE]	Attested to:

[ILLEGIBLE]

/s/ Barbara Drury

Barbara Drury, Secretary

CORPORATE SEAL [SEAL]

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF HENNEPIN	)
     On this 21 day of July, 1967, before me, a Notary Public within and for said County, personally appeared Edward Drury and Barbara Drury, to me personally known, who, being each by me duly sworn did say that they are respectively the President and Secretary of the corporation named in the foregoing instrument, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors and said Edward Drury and Barbara Drury acknowledged said instrument to be the free act and deed of said corporation.

[ILLEGIBLE] Notary Public
[STAMP]
Filed for record on the 1 day of Aug AD 1967 at 8 o’clock A.M.

CERTIFICATE OF AMENDMENT
OF ARTICLES OF INCORPORATION OF
WOODLAKE SANITARY SERVICE, INC.
     We, the undersigned, Edward Drury and Barbara Drury, respectively the President and Secretary of WOODLAKE SANITARY SERVICE, INC., a corporation subject to the provisions of Chapter 301 of Minnesota Statutes, known as the Minnesota Business Corporation Act, do hereby certify that by written authorization of resolution of all shareholders of said corporation, dated September 30, 1969, pursuant to Minnesota Statutes Section 301.26, Subdivision 11, the resolutions hereinafter set forth were authorized:
     RESOLVED, That Article II of the Articles of Incorporation of the Corporation be, and it hereby is, amended to read in its entirety as follows:
“Article II
     The corporation shall have general business purposes.”
     RESOLVED FURTHER, That Article III of the Articles of Incorporation of the Corporation be, and it hereby is, amended to read in its entirety as follows:
“Article III
     The location and post office address of the corporation’s registered office in Minnesota is 228 South Master, Savage, Minnesota.”
     RESOLVED FURTHER, That Article IX of the Articles of Incorporation of the Corporation be, and it hereby is, amended to read in its entirety as follows:

“Article IX
     The description of the classes of shares, with the number of shares in each class, and the relative rates, voting power, preferences and restrictions are as follows: one thousand three hundred (1,300) shares of One Hundred Dollar ($100. 00) par voting common stock.”
     “There shall be no cumulative voting.”
     “No holder of the stock of the corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any part of any stock now or hereafter authorized to be issued by the corporation or shares thereof held in the treasury of the corporation or any securities of the corporation including any securities convertible into stock whether issued for cash or other consideration or by way of dividend or otherwise.”
     RESOLVED FURTHER, That Article X and Article XI of the Articles of Incorporation of the Corporation be, and they hereby are, deleted in their entirety leaving Article X and Article XI blank for future use.
     RESOLVED FURTHER, That the President and the Secretary of this Corporation be, and they hereby, authorized and directed to make, execute and acknowledge a certificate under the corporate seal of this Corporation embracing the foregoing resolutions amending the Articles of Incorporation of this Corporation and to cause such certificate to be filed for record in the manner required by law.
*      *      *
     RESOLVED, That the By-Laws of the Corporation be, and the same hereby are, amended to delete Articles XII and XIII in their entirety.
*      *      *

     IN WITNESS WHEREOF, we have subscribed our names and caused the corporate seal of said corporation to be hereto affixed this 30th day of September, 1969.

In the presence of:

	/s/ Edward Drury	[SEAL]
Edward Drury, President

/s/ Barbara Drury

Barbara Drury, Secretary

STATE OF MINNESOTA	)
	)	SS.
COUNTY OF HENNEPIN	)
     On this 30th day of September, 1969, before me, a Notary Public within and for said County, personally appeared EDWARD DRURY and BARBARA DRURY, to me personally known, who, being each by me duly sworn did say that they are respectively the President and Secretary of the corporation named in the foregoing instrument, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and said EDWARD DRURY and BARBARA DRURY acknowledged said instrument to be the free act and deed of said corporation.
[STAMP]

[ILLEGIBLE]
Notary Public	[SEAL]